UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2007

TURBOCHEF TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23478	48-1100390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
(Address of Principal
Executive Offices)

(678) 987-1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As was previously disclosed, TurboChef Technologies, Inc. (the “Company”) has received determination letters (the “Letters”) from the staff of The Nasdaq Stock Market relating to the Company’s failure to timely file its Form 10-K for the year ended December 31, 2006 and its Forms 10-Q for the quarters ended March 31 and June 30, 2007. The Letters indicated that, due to such delinquencies, the Company’s common stock was subject to potential delisting from The Nasdaq Stock Market. As previously disclosed, the delinquencies resulted from delays caused by an internal review being conducted under the oversight of the Company’s Audit Committee with the assistance of outside legal counsel and accounting experts, which was initiated following receipt of an informal inquiry from the Securities and Exchange Commission, regarding the Company’s stock option grants and practices for the period from January 1, 1997 through the present. The Company attended a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) on May 17, 2007 in connection with the Letters received at that time.

On June 26, 2007, the Company received notice of the decision of the Panel with respect to the potential delisting of the Company’s common stock. The Panel granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to certain conditions set forth in the Panel’s decision, including the condition that on or before August 31, 2007, the Company must file the delinquent SEC reports and otherwise comply with all requirements for continued listing.

On August 29, 2007 the Company notified the Panel that it would not be able to meet the August 31, 2007 deadline and that it was requesting an extension of time through September 24, 2007 to satisfy Nasdaq’s filing requirements. The Company indicated that it is diligently continuing its efforts to complete the necessary work to regain compliance with Nasdaq’s filing requirements, but that after consultation with its independent registered public accounting firm, Ernst & Young LLP, the Company had added additional investigative and analytical tasks relating to the time period between 1994 and 2003 and stock options granted by the Company’s former management. The Company also indicated that the additional tasks were not contemplated in the Company’s initial plan of compliance and that this additional work would delay the Company’s filing of its delinquent reports and all required restatements until after August 31, 2007.

The Company issued a press release on August 30, 2007 providing an update on its SEC filings and continued Nasdaq listing. That press release is filed as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of TurboChef Technologies, Inc. dated August 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

By:	/s/ James A. Cochran
James A. Cochran
Senior Vice President and Chief Financial Officer

Date: August 31, 2007